                                                                      Exhibit 11

                                    MEDITRUST

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                   (000 omitted except for per share amounts)

                                                          Quarter ended
                                                             March 31,
                                                       --------------------
                                                         1996         1995
Primary
- -------

Weighted average shares                                 55,153       40,594
Dilutive effect of:
Stock options                                              172           65
                                                       -------      -------
Weighted average number of shares and
   equivalent shares outstanding                        55,325       40,659
                                                       =======      =======

Net income                                             $35,533      $24,183
                                                       =======      =======
Per Share:
Net income (A)                                         $  0.64      $  0.59
                                                       =======      =======

(A) This calculation is submitted in accordance with Regulation S-K item 601(b)
(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



Fully Diluted
- -------------

Weighted average shares                                 55,153       40,594
Assumed conversion of debentures                         8,680        6,675
Dilutive effect of:
   Stock options                                           172           65
                                                       -------      -------
Weighted average shares
   and equivalent shares outstanding                    64,005       47,334
                                                       =======      =======

Net income                                             $35,533      $24,183
Interest and debt amortization on
   assumed conversion of debentures                      6,060        4,472
                                                       -------      -------

Adjusted net income for fully diluted calculation      $41,593      $28,655
                                                       =======      =======
Per Share:
Net income (B)                                         $  0.65      $  0.61
                                                       =======      =======

(B) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces anti-dilutive results.



                                      -11-